Exhibit 99.1

FOR IMMEDIATE RELEASE

Quinpario Acquisition Corp. 2 Shareholders Approve Extension

To Consummate Initial Business Combination

NEW YORK, NY Jan. 19, 2017 – (GLOBE NEWSWIRE) -- Quinpario Acquisition Corp. 2 (Nasdaq: QPAC, QPACW and QPACU) (“Quinpario”) today announced that it has received stockholder approval to extend the date by which it must complete an initial business combination to July 24, 2017 (the “Extension”).

While the Extension allows Quinpario until July 24, 2017 to complete an initial business combination, Quinpario has indicated that if it is unable to enter into a definitive agreement for an initial business combination by March 31, 2017, it will promptly file the necessary proxy materials with the SEC to seek shareholder approval to dissolve and liquidate.

At the special meeting held to approve the Extension, holders of approximately 14.9 million public shares exercised their right to convert their shares into a pro rata portion of the cash held in Quinpario’s trust account in connection with the Extension. As a result, a total of approximately $202 million remains in Quinpario’s trust account.

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About Quinpario

Quinpario is a special purpose acquisition company that completed its initial public offering in January 2015. Quinpario was formed for the purpose of acquiring one or more businesses through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. Quinpario is sponsored by Quinpario Partners 2, LLC, which was formed for the expressed purpose of acting as the sponsor for Quinpario. Quinpario Partners 2, LLC is an affiliate of Quinpario Partners LLC, an investment and operating company founded by Mr. Jeffry N. Quinn, former chairman, president and chief executive officer of Solutia Inc. For more information, please visit www.quinpario.com.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed mergers; the business plans, objectives, expectations and intentions of the parties once the transaction is complete, and Quinpario’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the terms of the previously announced letter of intent (“LOI”) not hereafter being memorialized in a definitive agreement; the outcome of any legal proceedings that have been, or will be, instituted against Quinpario or other parties to the LOI following announcement of the LOI and transactions contemplated therein; the ability of Quinpario to meet NASDAQ listing standards following the mergers and in connection with the consummation thereof; the inability to complete the transactions contemplated by the LOI due to the failure to obtain approval of the stockholders of Quinpario or other conditions to closing in the LOI; the failure to obtain the necessary financing arrangements set forth in the highly confident indication letters from debt sources delivered in conjunction with the LOI; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the announcement of the LOI and consummation of the transaction described therein; costs related to the proposed mergers and the impact of the substantial indebtedness to be incurred to finance the consummation of the mergers; changes in applicable laws or regulations; the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to grow and manage growth profitability, maintain relationships with customers and retain its key employees; the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the “SEC”) by Quinpario.

Additional information concerning these and other factors that may impact our expectations and projections can be found in Quinpario’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in the proxy statement to be filed by Quinpario regarding the transaction memorialized in the LOI with the SEC when available. Quinpario’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Quinpario disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Additional Information about the Transaction and Where to Find It

In connection with the proposed mergers, Quinpario will file a preliminary proxy statement with the SEC and will mail a definitive proxy statement and other relevant documents to its stockholders. Investors and security holders of Quinpario are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with Quinpario’s solicitation of proxies for its stockholders’ meeting to be held to approve the mergers because the proxy statement will contain important information about the mergers and the parties to the mergers. The definitive proxy statement will be mailed to stockholders of Quinpario as of a record date to be established for voting on the mergers. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Quinpario Acquisition Corp. 2, 12935 N. Forty Drive, Suite 201, St. Louis, MO 63141, e-mail: mhzona@quinpario.com.

Participants in Solicitation

Quinpario and the target companies and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Quinpario stockholders in connection with the proposed mergers. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Quinpario’s stockholders in connection with the proposed mergers will be set forth in the proxy statement for the proposed mergers when available. Information concerning the interests of Quinpario’s and the target companies’ participants in the solicitation, which may, in some cases, be different than those of Quinpario’s and the target companies’ stockholders generally, will be set forth in the proxy statement relating to the mergers when it becomes available.

CONTACT:

Melissa H. Zona

Quinpario Acquisition Corp. 2

mhzona@quinpario.com

636-751-4057